BUSH ROSS GARDNER WARREN & RUDY, P.A.
                          ATTORNEYS AT LAW

                     220 SOUTH FRANKLIN STREET
                     TAMPA, FLORIDA 33602

                        (813) 224-9255

                       September 5, 1995


     Technology Research Corporation
     5250 140th Avenue, North
     Clearwater, Florida 34620

           Re: Registration Statement on Form S-8
               Our File No. TERG-14

Gentlemen:

     As general counsel to Technology Research Corporation (the "Company"), we are familiar with that certain registration statement dated September 5, 1995, filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Registration Statement"), relating to the issuance of up to 200,000 shares of its common capital stock, par value $.17 per share, to be offered to the holders of options heretofore and hereafter granted by the Company under the "Technology Research Corporation Amended and Restated Non-Qualified Stock Option Plan," adopted on August 23, 1995; from time to time as such options are properly exercised.

     We have reviewed the Company's Articles of Incorporation, as amended, its current bylaws, various written actions and resolutions adopted by the Company's Board of Directors and such other Company records, as well as such documents and certificates of public officials and others, as we have deemed necessary to render the opinion hereinafter expressed.

       Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. Incorporation: The Company has been duly incorporated and is validly existing under the laws of Florida.

     2. Authorization and Issuance: The Shares, being registered by means of the Registration Statement, are duly authorized and, when issued, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 being filed by the Company under the Securities Act of 1933, as amended, in anticipation of the issuance of shares of its common stock under the Plans.

Very truly yours,

BUSH ROSS GARDNER WARREN
 & RUDY, P.A.


By:  Randy K. Sterns
     _______________
     Randy K. Sterns